Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 2017 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in 3M Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 24, 2017